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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               ________________________

                                       FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): March 15, 1999

                                  AFFYMETRIX, INC.
               (Exact name of registrant as specified in its charter)


            Delaware                   0-28218               77-0319159
            --------                   -------               ----------
  (State or other jurisdiction       (Commission          (I.R.S. Employer
       of incorporation)             File Number)        Identification No.)


                    3380 Central Expressway, Santa Clara, CA 95051
             (Address of principal executive offices, including zip code)

         Registrant's telephone number, including area code:  (408) 731-5000

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ITEM 5.   OTHER EVENTS

          Affymetrix, Inc. (the "Company") issued one press release on March 15, 1999 and another press release March 25, 1999 (collectively, the "Press Releases") announcing that it had reached a definitive agreement (the "Agreement") with Growth Fund of America, Inc., which is managed by Capital Research and Management Company Capital (the "Investor"), for the sale of one million (1,000,000) shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $32.50 per share. The Company announced that it intended to use the proceeds from the sale of the Common Stock for capital expenditures including expansion of its manufacturing capabilities, expansion of its research and development facilities, research and development, expansion of its sales and marketing efforts, working capital and other general corporate purposes.

          The Common Stock sold to the Investor has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the Agreement, the Company has agreed to file a registration statement covering resales of these shares of Common Stock by the Investor.

          The Press Releases were issued pursuant to and in accordance with Rule 135c under the Securities Act, and therefore do not constitute offers to sell or the solicitation of offers to buy the Common Stock. Copies of the Press Releases are attached as exhibits hereto.

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ITEM 7.   EXHIBITS

          Exhibit
          Number    Description
          ------    -----------

          99.1      Press Release dated as of March 15, 1999.

          99.2      Press Release dated as of March 25, 1999.

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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Affymetrix, Inc.


Date:  March 31, 1999                   /s/ Vernon A. Norviel
                                        ----------------------------------------
                                        Vernon A. Norviel
                                        Senior Vice President, General Counsel
                                        and Secretary

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                                       EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION
------                      -----------

99.1                        Press Release dated as of March 15, 1999

99.2                        Press Release dated as of March 25, 1999